UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2010

SUNRISE SENIOR LIVING, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7900 Westpark Drive

McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)

(703) 273-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 30, 2010, Sunrise Senior Living, Inc. (“Sunrise”) entered into a settlement agreement (the “Settlement Agreement”), dated as of April 29, 2010, with Barclays Bank PLC (“Barclays”), providing for the settlement and release of any and all existing and potential future claims of Barclays against Sunrise under certain cash flow deficit funding and limited loan to value guarantee obligations (the “Obligations”) in connection with two loan agreements (the “Wiesbaden Loans”) previously made by Barclays to Sunrise Wiesbaden Senior Living GmbH & Co. KG and Sunrise Wiesbaden GmbH, two indirect German subsidiaries of Sunrise (the “Wiesbaden Borrowers”).

The Settlement Agreement provides, among other things, that in consideration for the termination of Sunrise’s Obligations under the Wiesbaden Loans and Barclays’ release of claims against Sunrise in connection with the Obligations, Sunrise shall pay to Barclays a principal amount (the “Settlement Amount”) of approximately EUR 7.5 million (or approximately $9.9 million) without interest (except in the case of default by Sunrise), evidenced by a promissory note (the “Note”). The Settlement Amount shall be composed of: (i) an initial payment (the “Initial Payment”) equal to EUR 1 million (or approximately $1.3 million) to be paid by Sunrise on or prior to the fifth business day following receipt by Barclays of the original Note and (ii) starting on June 1, 2010, bimonthly installments of approximately EUR 270,000 (or approximately $357,000) to be paid by Sunrise to Barclays over the next four years with the final payment and all remaining principal, if any, being due and payable on April 1, 2014. Under the Settlement Agreement, the release of Sunrise from its Obligations shall be effective immediately upon receipt by Barclays of the Initial Payment. In addition, the Wiesbaden Borrowers’ obligations under the Wiesbaden Loans shall be extinguished if, when and to the extent Sunrise makes payments under the Note.

In connection with the Settlement Agreement, the Company has entered and will enter into certain ancillary agreements implementing the terms of the Settlement Agreement under German Law, including a consent to debt assumption and a rights assignment agreement effecting the extinction of the Wiesbaden Borrowers’ obligations under the Wiesbaden Loans, as well as a standstill agreement between Sunrise, the Wiesbaden Borrowers and Barclays.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

In connection with the closing of this transaction, Sunrise expects to record a gain of approximately $8 million.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

10.1	Settlement Agreement between Barclays Bank PLC and Sunrise Senior Living, Inc. dated as of April 29, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC.

Date: May 3, 2010	By:	/s/ Mark S. Ordan
Name: Mark S. Ordan Title: Chief Executive Officer

Exhibit Index

10.1	Settlement Agreement between Barclays Bank PLC and Sunrise Senior Living, Inc. dated as of April 29, 2010.